                   WILLIAMS HOSPITALITY MANAGEMENT CORPORATION
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

         AGREEMENT made as of this 30th day of April, 1992, by and among WMS HOTEL CORPORATION ("WMS"), a Delaware corporation having its principal offices at 3401 North California Avenue, Chicago, Illinois 60618; BURTON I. KOFFMAN, as nominee (the "Koffman Nominee"), having a business address at 300 Plaza Drive, Binghamton, New York 13903; HUGH A. ANDREWS ("Andrews:) residing at c/o Condado Plaza Hotel & Casino, 999 Ashford Avenue, San Juan, Puerto Rico 00902. (WMS, the Koffman Nominee and Andrews are hereinafter collectively referred to as the "Stockholders"); and WILLIAMS HOSPITALITY MANAGEMENT CORPORATION ("WHMC"), a Delaware corporation having its principal offices at El San Juan Hotel & Casino, 187 East Isla Verde Road, Isla Verde, Puerto Rico 00913.

                              W I T N E S S E T H :

         WHEREAS, the Stockholders and WHMC are parties to a stockholders' agreement dated September 23, 1983, as amended August 20, 1986 (the "Original Stockholders Agreement") among Williams Hotel Corporation, now known as WMS Hotel Corporation, the Koffman Nominee, Andrews, Brian International Incorporated ("Newcorp.") and Posadas de America Central, Inc., now known as Williams Hospitality Management Corporation; and

         WHEREAS, the shares of common stock, without par value, of WHMC (the "WHMC Stock") formerly issued to Newcorp. are now owned by and issued to the Koffman Nominee; and












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         WHEREAS,  immediately  prior  hereto WMS owns 500 shares of WHMC Stock;
the Koffman Nominee owns of record 400 shares of WHMC Stock and Andrews owns 100 shares of WHMC Stock; and

         WHEREAS, Andrews owns 100 shares of Preferred Stock; and

         WHEREAS, concurrently herewith WMS is purchasing 20 shares of WHMC Stock from the Koffman Nominee and 30 shares of WHMC Stock from Andrews; and

         WHEREAS, the Stockholders and WHMC desire to reflect the change in ownership and provide for certain other changes to the Original Stockholders Agreement; and

         WHEREAS, the Stockholders and WHMC desire to amend and restated the Original Stockholders Agreement to reflect such changes and accurately reflect the current state of facts among the parties.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree that the Original Stockholders Agreement shall be amended and restated to read in its entirety as follows:

         1.       Definitions.

                  1.1 The following definitions shall be used in this Agreement:

                           1.1.1 An  "affiliate"  of,  or a person  "affiliated"
with a specified person, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified.

                           1.1.2 The "Condado" shall mean Posadas de Puerto Rico
Associates, Incorporated, as owner of the Condado Plaza Hotel & Casino.


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                           1.1.3 The "El San Juan"  shall  mean  Posadas  de San
Juan Associates as owner of the El San Juan Hotel & Casino.

                           1.1.4 "Original Stockholders Agreement" is defined in
the first recital paragraph of this agreement.

                           1.1.5  "Major  Decisions"  shall have the meaning set
forth in Section 2.3 hereof.

                           1.1.6 A "person"  means an  individual,  corporation,
partnership or other legal entity.

                           1.1.7  "Preferred  Stock" means the preferred  stock,
without par value, of WHMC.

                           1.1.8  "Puerto  Rico  Gaming  Authorities"  means and
includes the Treasury of the Commonwealth of Puerto Rico and any other governmental body or agency having authority over licensing of gambling in the Commonwealth of Puerto Rico.

                           1.1.9  "WHMC  Stock"  means and  includes  the common
stock, without par value, of WHMC and all shares of stock issued in respect thereof or in exchange therefor pursuant to any stock split or stock dividend or distribution of capital or any recapitalization, reclassification, merger, consolidation, combination of shares, sale of assets or split up or spin off.

         2.       Corporate Governance.

                  2.1 The full board of directors of WHMC shall consist of not less than seven nor more than eight persons, as such number shall be determined by WMS from time to time. Initially, as of the date hereof, the number of directors shall be eight. So long as WMS shall


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be a holder of WHMC Stock,  WMS shall have the right to designate four directors if the total number of directors is seven and shall have the right to designate five directors if the total number of directors is eight. So long as Andrews is a holder of WHMC Stock and the Chief Operating Officer of WHMC and is able to serve, he shall be a director. So long as the Koffman Nominee shall have the right to designate the remaining two directors. If Andrews ceases to be a director of WHMC because he resigns, ceases to be a holder of WHMC Stock, ceases to be the Chief Operating Officer of WHMC or is unable to serve as a director of WHMC, such vacancy shall be filled by a director designated by the Koffman Nominee if he is then a holder of WHMC Stock and after such date, so long as the Koffman Nominee is a holder of WHMC Stock, the Koffman Nominee shall be entitled to designate the three members of the Board of Directors of WHMC not required to be designated by WMS. The Koffman Nominee designees shall be either Burton I. Koffman or Richard E. Koffman, or both of them, so long as they are able to serve. Any other Koffman Nominee designee must be approved by WMS, such approval not to be unreasonably withheld. The Stockholders shall vote their shares of WHMC Stock and otherwise use their best efforts to elect the designee of the Stockholders as provided above.

                  2.2 Action by the Board of Directors of WHMC shall require a simple majority vote except that commencing April 30, 1999, or such earlier date as Louis J. Nicastro shall cease to be Chairman of the Board of WHMC and regularly exercise the functions of chief executive officer of WHMC (the "Super Majority Date"), then action by the Board of Directors of WHMC with respect to Major Decisions shall require an affirmative vote of 65% of the members of the entire Board and, to the extent a vote of the stockholders of WHMC shall be


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required under the Delaware  General  Corporation  Law to authorize or approve a
Major Decision, such authorization or approval shall require the affirmative vote of 66-2/3% of the outstanding shares of WHMC Stock. Notwithstanding the foregoing, following the date hereof, amendment, including repeal, of Article I,
Section 11, Article II, Sections 2 and 4, Article III, Section 5(a) and Article V, Section 3 of the By-Laws of WHMC may be effected only by the affirmative vote of the holders of 66 2/3% of the outstanding shares of WHMC Stock. The foregoing specific Sections shall supersede and take priority over any provisions in the By-Laws of WHMC or in the Certificate of Incorporation of WHMC which are inconsistent with such Sections as they exist on the date hereof.

                  2.3 Major Decisions shall consist of any of the following actions or transactions:

                           2.3.1   Amendment   of  the   WHMC   Certificate   of
Incorporation or By- Laws.

                           2.3.2  The  consolidation  or merger of WHMC with any
other corporation except a wholly owned subsidiary of WHMC.

                           2.3.3  The  sale,   exchange,   transfer,   lease  or
encumbrance of all or substantially all of the property or assets of WHMC.

                           2.3.4 The voluntary  liquidation  or  dissolution  of
WHMC.

                           2.3.5  The  issuance  of  additional  shares  of WHMC
capital stock.

                           2.3.6 The  purchase  by WHMC of all or  substantially
all of the assets or voting control, directly or indirectly, of another entity.


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                           2.3.7 The repurchase by WHMC of shares of its capital
stock including, without limitation, any decision to repurchase WHMC Stock other than pursuant to any offer made or deemed made under Sections 4.9.1.2 and
4.9.2.1 of this Agreement.

                           2.3.8  The  making  or  amendment  of any  employment
arrangements between WHMC and its key management employees including, without limitation, Andrews.

                           2.3.9 The making or amendment of arrangements for the
compensation of WHMC directors by WHMC.

                           2.3.10 The  incurrence  by WHMC of  indebtedness  for
borrowed money in excess of $2,000,000 for any single item or $5,000,000 in the aggregate (such excess being hereinafter referred to as "New Debt"). New Debt and the foregoing $2,000,000 and $5,000,000 amounts shall not include any indebtedness incurred by WHMC prior to the Super Majority Date, any refinancing or such then existing indebtedness up to the principal amount outstanding on the date of such refinancing and any indebtedness specifically approved by the Board of Directors as New Debt.

                           2.3.11 The making or  amendment  of any  financial or
other contractual arrangements with WMS Industries Inc. or any of its officers, directors or majority owned subsidiaries.

                           2.3.12  The  making of any  loans or other  financial
accommodations by WHMC to the El Conquistador Partnership L.P.

                  2.4 In order to effect the provisions of this Section 2, concurrently herewith the Stockholders shall vote their shares of WHMC Stock and otherwise use their best efforts to


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adopt the amendments to WHMC's By-Laws and Certificate of  Incorporation  in the
forms annexed hereto as Exhibits A and B.

                  2.5 WHMC shall and each of the Stockholders shall vote their shares of WHMC Stock and otherwise use their best efforts to cause WHMC to declare dividends on outstanding WHMC Stock in the following amounts, subject, in each case, to the availability of sufficient cash to pay such dividends and WHMC obtaining any necessary third party consents.

                           2.5.1  Concurrently  herewith  the  Condado is paying
WHMC $2,350,000 on account of the existing intercompany account between the Condado and WHMC. Upon the receipt of such payment, WHMC shall promptly declare and pay a dividend on outstanding WHMC Stock for the full amount so received by it on account of the existing intercompany indebtedness less an amount equal to applicable tollgate taxes.

                           2.5.2 Commencing with the fiscal year ending June 30,
1992, at least once per year and no later than 120 days after the end of each fiscal year of WHMC, WHMC shall declare and pay dividends on outstanding WHMC Stock in an amount equal to (a) the amount required to be paid by WKA El Con Associates to WHMC in respect of such fiscal year under the Loan and Reimbursement Agreement, dated June 30, 1990, between WHMC and WKA El Con Associates, so long as such loan remains outstanding and (b) after such loan has been repaid, 50% of WHMC's net income in respect of such fiscal year as reflected in its certified financial statements for such fiscal year less an amount equal to applicable tollgate taxes.

                           2.5.3 In the event the existing  financing for the El
San Juan is refinanced, it is anticipated that there will be sufficient amounts available for the El San Juan


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to repay certain of the amounts it owes to WHMC. WHMC shall pay a dividend in an amount at least equal to the lesser of $4,000,000 and the amount so repaid to WHMC out of any refinancing proceeds from the El San Juan, either of such amounts to be paid less an amount equal to applicable tollgate taxes.

                           2.5.4 WHMC shall  declare  and pay a dividend  in the
amounts received by WHMC after the date hereof in respect of the Development Fee paid by El Conquistador Partnership L.P. under the Development Services and
Management Agreement dated January 12, 1990 with WHMC, up to a maximum of $1,755,000 less an amount equal to applicable tollgate taxes. Such dividends shall be declared and paid as and when such amounts shall be received by WHMC or as soon thereafter as practical.

                  2.6 The Preferred Stock has no voting rights except as otherwise required by law. Andrews currently is the owner of 100 shares of Preferred Stock constituting the only outstanding shares of Preferred Stock. If for any reason required by law the Preferred Stock shall have the right to vote in respect of any matter, Andrews shall vote his shares of Preferred Stock in accordance with the instructions of WMS and Andrews hereby grants to WMS an irrevocable proxy with respect to the Preferred Stock in the form annexed hereto as Exhibit C.

         3.       Stockholders and Certificate Legends.

                  3.1 The holders of WHMC Stock and Preferred Stock and the number of shares each has been issued, after giving effect to the sale of 50 shares of WHMC Stock to WMS are as follows:


                  Name                                        Number
                  ----                                        -------
                  WMS                                         550 Common Stock
                  Koffman Nominee*                            380 Common Stock




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

                  Andrews                                      70 Common Stock
                  Andrews                                     100 Preferred Stock


                  * See registered holders thereof on the signature pages of this agreement.

                  3.2 So long as this Agreement shall be in effect, all certificates representing shares of WHMC Stock and Preferred Stock now or hereafter issued by WHMC to any of the Stockholders shall be marked with the following legend:

                           "The shares of Stock evidenced by this Certificate are and will be subject to, and cannot be transferred except in accordance with, an agreement dated as of April __, 1992, as amended from time to time, among the Corporation and its stockholders (the "Stockholders' Agreement"), a copy of which is on file and may be obtained at the principal office of the Corporation, which Stockholders' Agreement provides, among other things, for restrictions on the transfer of the shares of Stock of the Corporation."

Concurrently   herewith  the  Stockholders   are   surrendering   their  current
certificates in order to have the foregoing legend inscribed thereon and to delete reference to the Original Stockholders Agreement.

         4.       Restrictions on Transfers of Stock.

                  4.1  No  Stockholder  may  sell,  assign,  transfer,   pledge,
encumber, hypothecate, mortgage or in any manner dispose of all or any portion of his or its WHMC Stock except as provided in this Agreement, and any such attempted sale, assignment, transfer, pledge, encumbrance, hypothecation, mortgage or other disposition (any or all of the foregoing being hereinafter encompassed within the words "Dispose" or "Disposition") by a Stockholder of his or its WHMC Stock, except as hereinafter provided, shall be null and void. For purposes of this Section 4, Preferred Stock shall be deemed included within the definition of WHMC Stock.


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                  4.2 WHMC  shall  issue  no  shares  of WHMC  Stock  except  as otherwise provided in this Agreement.

                  4.3 No Disposition of WHMC Stock shall be made to any person if (a) the Puerto Rico Gaming Authorities require such person to be qualified or approved and such person has not been so qualified or approved prior to becoming as stockholder or (b) such transfer would adversely affect any tax exemptions granted to the Condado, the El San Juan or WHMC by the Commonwealth of Puerto Rico.

                  4.4 In the event of any Disposition by reason of death of an individual or merger or liquidation of a corporation, the transferee of the WHMC Stock shall hold the WHMC Stock transferred subject to all of the obligations and restrictions to which the transferor was subject and have all the rights of the transferor hereunder.

                  4.5 WMS may Dispose of any or all of its WHMC Stock to any affiliate of WMS (the "WMS Stockholder") notwithstanding any provision of
Article 4 of this Agreement except for Section 4.3. In addition, any WMS Stockholder may Dispose of WHMC Stock to any other affiliate of WMS. Prior to any Disposition pursuant to this Section 4.5, such WMS Stockholder shall become a party to this Agreement and be bound by the terms hereof in the same manner and to the same extent as WMS and thereafter any Disposition of all of the WHMC Stock owned by WMS to a person other than WMS Stockholder shall include a Disposition of all of the WMS Stock transferred to WMS Stockholders. All such transferees shall be deemed included within the definition of Stockholder for purposes of this Agreement, and shall have all of the rights and obligations which WMS would have had under this Agreement as an owner of WHMC Stock.


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                  4.6 The  beneficial  owners of all of the shares of WHMC Stock held of record by the Koffman Nominee must be either Burton I. Koffman,  Richard
E. Koffman (collectively the "Koffmans") or any of their affiliates. All such beneficial owners of WHMC Stock have agreed to be bound by the terms of this Agreement and any such beneficial owner may Dispose of any or all of their beneficial ownership of WHMC Stock to any affiliate of the Koffmans, any spouse of the Koffmans, any children of the Koffmans or any trust or trusts for the benefit of such children, notwithstanding any provision of Article 4 of this Agreement except for Section 4.3. All of the foregoing are hereinafter referred to as "Koffman Stockholders." Concurrently herewith the shares heretofore held of record by the Koffman Nominee are being registered in the name of the appropriate Koffman Stockholders as set forth on the signature pages of this Agreement. In addition, Koffman Stockholders may Dispose of beneficial ownership of WHMC Stock to other Koffman Stockholders. Prior to any Disposition pursuant to this Section 4.6, such Koffman Stockholder shall agree in writing to be bound by the terms of this Agreement in the same manner and to the same extent as the Koffman Nominee and thereafter any Disposition of all of the WHMC Stock owned by the Koffman Nominee to a person other than a Koffman Stockholder shall include a Disposition of all the beneficial ownership of all of the WHMC Stock held by all of the Koffman Stockholders. All Koffman Stockholders and their transferees shall be deemed included within the definition of Stockholder for purposes of this Agreement, and shall have all of the rights and obligations which the Koffman Nominee would have had under this Agreement as owners of WHMC Stock.

                  4.7 Andrews may Dispose of any or all of his WHMC Stock to any affiliate of Andrews, his spouse, any children of Andrews or any trust or trusts for the benefit of such


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children,  notwithstanding  any provision of Article 4 of this Agreement  except for Section 4.3. All of the foregoing are hereinafter referred to as "Andrews Stockholders." In addition, Andrews Stockholders may Dispose of WHMC Stock to other Andrews Stockholders. Prior to any Disposition pursuant to this Section 4.7, such Andrews Stockholders shall become a party to this Agreement and be bound by the terms hereof in the same manner and to the same extent as Andrews and thereafter any Disposition of all of the WHMC Stock owned by Andrews to a person other than an Andrews Stockholder shall include a Disposition of WHMC Stock transferred to the Andrews Stockholders. All Andrews Stockholders and their transferees shall be deemed included within the definition of Stockholder for purposes of this Agreement, and shall have all of the rights and obligations which Andrews would have had under this Agreement as an owner of WHMC Stock.

                  4.8 The Koffman Nominee, on behalf of the Koffman Stockholders, and Andrew may Dispose of 20 and 30 shares respectively of WHMC Stock to WMS concurrently herewith; the Koffman Nominee may pledge to a financial institution up to an aggregate of 20 shares of WHMC Stock as security for loans to them, the proceeds of which will be used to satisfy their obligations to the El Conquistador Partnership L.P. and certain related taxes; and (iii) WMS may agree to purchase and may purchase from such financial institution any of the shares so pledged upon such terms as WMS shall deem acceptable.

                  4.9 If any of the Stockholders including any of the Koffman Stockholders (the "Seller") shall receive a bona fide offer from a third party to purchase any or all of its or his WHMC Stock which such Stockholder is willing to accept, the Seller shall give notice (the "Notice") to WHMC and the Non-Selling Stockholders (as hereinafter defined) stating its or his


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desire to dispose of such stock (the "Offered  Stock"),  the number of shares to be Disposed of, the name and address of the proposed transferee (the "Designated Transferee"), the price to be paid for such stock and the terms of payment thereof (the "Offered Price and Terms") and all the other terms and conditions of such proposed Disposition and such other information as WHMC or the Non-Selling Stockholders shall request. For purposes of this Agreement, "Non-Selling Stockholders" shall mean the Stockholders who are then holders of WHMC Stock and who have not given notice of its or his desire to Dispose of its or his WHMC Stock pursuant to this Section 4.9.

                           4.9.1 Except as provided in Sections 4.6, 4.7 and 4.8
of this Agreement, the Disposition of WHMC Stock by the Koffman Nominee (including the Koffman Stockholders) and Andrews, shall be restricted as follows:

                                        4.9.1.1 If the  Seller  shall be Andrews
the Koffman Nominee shall thereupon have the option, but not the obligation, exercisable by written notice to the Seller, given within 30 days of the Notice, to purchase all or any part of the Offered Stock at a price and on terms equal to the Offered Price and Terms.

                                        4.9.1.2 If the Koffman  Nominee does not
elect to exercise its option to purchase all of the Offered Stock from Andrews or if the Seller shall be either the Koffman Nominee or a Koffman Stockholder, WHMC shall thereupon have the option, but not the obligation, exercisable by written notice to the Seller, given within 60 days of the Notice if Andrews is the Seller and within 30 days of the Notice if the Koffman Nominee or a Koffman Stockholder is the Seller, to purchase all or any part of the Offered Stock at a price and on terms equal to the Offered Price and Terms. For purposes of WHMC determining whether to exercise


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its option,  the Stockholders  shall vote their shares of WHMC Stock as directed by WMS and the directors appointed by WMS shall constitute a quorum of the board of Directors of WHMC and a majority thereof shall be entitled to determined whether the option shall be exercised. If WHMC elects to exercise its option, and if WHMC shall thereupon have insufficient surplus to permit it legally to purchase the Offered Stock at the time of purchase, the Stockholders shall cause a special meeting of the stockholders of WHMC to be called prior to such purchase. At any such meeting, all of the Stockholders shall vote their shares of WHMC Stock so as to create, to the extent permitted by law, a surplus large enough to permit WHMC to make such purchase payment without requiring any additional capital investments by any of the Stockholders.

                                        4.9.1.3   If  WHMC  does  not  elect  to
exercise its option to purchase all of the Offered Stock, WMS shall thereupon have the option, but not the obligation, exercisable by written notice to the Sellers within 90 days of the Notice if Andrews is the Seller and within 60 days of the Notice if the Koffman Nominee or a Koffman Stockholder is the Seller, to purchase all or any part of the Offered Stock not purchased by WHMC at the Offered Price and Terms.

                                        4.9.1.4  If the  Notice  shall  be  duly
given, and if the Koffman Nominee, WHMC and WMS together shall fail to exercise their options to purchase all of the Offered Stock, then the Seller shall be free to Dispose of all or such portion of the Offered Stock not purchased by the Koffman Nominee, WHMC or WMS to the Designated Transferee at the Offered Price and Terms, free of any restrictions or rights under this Agreement, and only if
(a) such transferee agrees to be bound by the provisions of this Agreement, (b) such Disposition


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and such transferee shall be approved by the Puerto Rico Gaming Authorities, (c)
such transfer does not adversely affect any tax exemptions granted to Posadas or WHMC by the Commonwealth of Puerto Rico and (d) such disposition shall be bona fide and shall be consummated within 150 days after the giving of the Notice if Andrews is the Seller and within 120 days of the Notice if the Koffman Nominee or a Koffman Stockholder is the Seller. If all of the Offered Stock shall not be so Disposed of by the Seller during such period, the portion thereof not Disposed of shall again become subject to the terms of this Agreement in the same manner as if no Notice had been given.

                                        4.9.1.5 The closing for the sale of WHMC
Stock to WHMC or any of the Stockholders pursuant to this Section 4.9.1 shall be at a time and place selected by the purchaser and reasonably convenient to the Seller not more than 30 days after the giving of the notice of the decision to so purchase.

                           4.9.2  Except  as  provided  in  Section  4.5 of this
Agreement, the Disposition of WHMC Stock by WMS shall be restricted as follows:

                                        4.9.2.1 If WMS is the Seller, WHMC shall
have the option, but not the obligation, exercisable by written notice to WMS, given within 30 days of the Notice to purchase all or any part of the Offered Stock at the Offered Price and Terms. For purposes of WHMC determining whether to exercise its option, the Stockholders shall vote their shares of WHMC Stock as directed by the Koffman Nominee and the directors appointed by the Koffman
Nominee shall constitute a quorum of the Board of Directors of WHMC and a majority thereof shall be entitled to determine whether the option shall be exercised. If WHMC elects to exercise its option, and if WHMC shall thereupon have insufficient surplus to permit it legally


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to purchase the Offered Stock at the time of purchase,  the  Stockholders  shall cause a special meeting of the stockholders of WHMC to be called prior to such purchase. At any such meeting, all of the Stockholders shall vote their shares of WHMC Stock so as to create, to the extent permitted by law, a surplus large enough to permit it to make such purchase without requiring any additional capital investments by any of the Stockholders.

                                        4.9.2.2   If  WHMC  does  not  elect  to
exercise its option to purchase all of the Offered Stock, the Koffman Nominee shall thereupon have the option, but not the obligation, exercisable by written notice to WMS within 60 days of the giving of the Notice, to purchase all or any part of the Offered Stock at a price and on terms equal to the Offered Price and Terms.

                                        4.9.2.3  If the  Notice  shall  be  duly
given, and if WHMC and the Koffman Nominee together fail to exercise their options to purchase all of the Offered Stock, then WMS shall be free to dispose of all or such portion of the Offered Stock not purchased by WHMC or the Koffman Nominee to the Designated Transferee at the Offered Price and Terms but only if
(a) such transferee agrees to be bound by the provisions of this Agreement, (b) such Disposition and such transferee shall be approved by the Puerto Rico Gaming Authorities, (c) such transfer does not adversely affect the tax exemptions granted to Posadas or WHMC by the Commonwealth of Puerto Rico and (d) such Disposition shall be bona fide and shall be consummated within 120 days after the giving of the Notice. If all of the Offered Stock shall not be Disposed of by WMS during such period, the portion thereof not Disposed of shall again become subject to the terms of this Agreement in the same manner as if no Notice had been given.


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                                        4.9.2.4 The closing for the sale of WHMC
Stock to WHMC or the Koffman Nominee pursuant to this Section 4.9.2 shall be at a time and place selected by the purchaser and reasonably convenient to the Seller not more than 30 days after the giving of the notice of the decision to so purchase.

                  4.10 If (a) the Seller or Sellers shall beneficially own 80% or more of the WHMC Stock, (b) the offer described in the Notice is to purchase all of the issued and outstanding shares of WHMC Stock and (c) the Non-Selling Stockholders of WHMC do not exercise his or its right of first refusal pursuant to Section 4.9 of this Agreement with respect to all of the WHMC Stock owned by the Seller or Sellers, then the Non-Selling Stockholders shall sell all of their shares of WHMC Stock to the Designated Transferee at a price and on terms equal to the Offered Price and Terms.

         5.       Representations and Warranties.

                  5.1 WMS represents and warrants to each of the Koffman Nominee and Andrews that:

                           5.1.1 WMS is a corporation  duly  organized,  validly
existing and in good standing under the laws of the State of Delaware.

                           5.1.2 The execution,  delivery and performance by WMS
of this Agreement have been duly authorized by all necessary corporate action on the part of WMS, and no further action or approval is required in order to constitute this Agreement as the valid and binding obligation of WMS enforceable in accordance with its terms.

                           5.1.3 This Agreement constitutes the legal, valid and
binding obligation of WMS, enforceable against WMS in accordance with its terms, except as


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enforcement  may be limited by  bankruptcy,  insolvency  and other  similar laws affecting the enforcement of creditors' rights generally.

                           5.1.4 WMS holds  the WHMC  Stock for its own  account
and without a view to distribution other than in accordance with the provisions of this Agreement and applicable securities laws.

                  5.2 The Koffman Nominee represents to WMS and Andrews that:

                           5.2.1 This Agreement constitutes the legal, valid and
binding obligation of the Koffman Nominee, enforceable against the Koffman Nominee in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

                           5.2.2 The  Koffman  Nominee  holds the WHMC Stock for
its own account and without a view to distribution other than in accordance with the provisions of this Agreement, its nominee agreement with the beneficial owners of the WHMC Stock, a copy of which has previously been delivered to WHMC, and applicable securities law.

                  5.3 Andrews represents to WMS and the Koffman Nominee that:

                           5.3.1 This Agreement constitutes the legal, valid and
binding obligation of Andrews, enforceable against Andrews in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar law affecting the enforcement of creditors rights generally.

                           5.3.2  Andrews  holds  the  WHMC  Stock  for  his own
account and without a view to distribution other than in accordance with the provisions of this Agreement and applicable securities laws.


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         6.       Puerto Rico Gaming Authority Approvals; Tax Exemptions.

                  Each party hereto shall use its or his best efforts to obtain and thereafter maintain all consents, approvals and authorizations which must be obtained and maintained by such party in order to consummate the transactions contemplated hereby, including all consents, approvals and authorization from the Puerto Rico Gaming Authorities and the tax exemptions granted by the Commonwealth of Puerto Rico to WHMC, the Condado and the El San Juan or any other hotel owned by the Stockholders or their affiliates which is managed by WHMC; provided that nothing contained in this Article 6 shall require any party to consent to modify any provisions of this Agreement or any other document referred to herein in any manner materially adverse to its or his best interests.

         7.       Miscellaneous.

                  7.1 All of the representations, warranties, covenants and agreements made by the parties to this Agreement shall survive for the full period of any applicable statute of limitations.

                  7.2 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes the Original Stockholders Agreement. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

                  7.3  This   Agreement   may  be   executed   in  one  or  more
counterparts, and shall become effective when one or more counterparts has been signed by each of the parties.

                  7.4 Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement shall be deemed to


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have been duly given for all purposes if sent by certified or  registered  mail, return receipt requested and postage prepaid, hand delivered or sent by telegraph, telex or telephone facsimile as follows:

                           If to WMS Hotel Corporation, at:

                           c/o WMS Industries Inc.
                           3401 North California Avenue
                           Chicago, Illinois 60618
                           Fax: (312) 539-2099
                           Attention:  President

                           with a copy to:

                           Whitman & Ransom
                           200 Park Avenue
                           New York, New York  10166
                           Fax: (212) 351-3131
                           Attention:  Jeffrey N. Siegel, Esq.

                           If to the Koffman Nominee, at:

                           300 Plaza Drive
                           Binghamton, NY  13903
                           Fax: (607) 797-7103
                           Attention:  Mr. Burton I. Koffman

                           with a copy to:

                           Kavinoky & Cook
                           120 Delaware Avenue - Suite 600
                           Buffalo, New York  14202
                           Fax: (716) 845-6474
                           Attention:  Arnold B. Gardner, Esq.

                           If to Andrews, at:

                           Condado Plaza Hotel & Casino
                           999 Ashford Avenue
                           San Juan, Puerto Rico  00902
                           Fax: (809) 791-7500


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                           with a copy to:

                           ____________________________

                           ____________________________

                           ____________________________

or at such other address as any party many specify by notice given to the other parties in accordance with this Section 7.4. The date of giving of any such notice shall be the date of hand delivery, the date following the posting of the mail or delivery to the telegraph company or when sent by telex or telephone facsimile.

                  7.5 No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

                  7.6 Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

                  7.7  This  Agreement   shall  be  governed,   interpreted  and
construed in accordance with the laws of the State of New York.

                  7.8 Each of WMS, the Koffman Nominee and Andrews consents to the jurisdiction of the Courts of the State of New York and the United States Court for the Southern District of New York with respect to any matter arising with respect to this Agreement, shall subject himself or itself to the jurisdiction of such courts and agrees that service of process upon


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him or it may be made in any  manner  permitted  by the laws of the State of New
York. Without limiting the generality of the foregoing, service of process will be deemed sufficient if sent by registered or certified mail to WMS, the Koffman Nominee and Andrews at the address for such persons, person or entity set forth in Section 7.4 of this Agreement. In addition, the Koffman Nominee and Andrews agree that the venue for any state court action shall be New York County.

                  7.9 This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any of the parties hereto any attempt to assign this Agreement shall be void and of no effect.

                  7.10 The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.


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                  IN WITNESS WHEREOF,  this Agreement has been made and executed as of the date and year first above written.

                                       WMS HOTEL CORPORATION



                                       By: /s/
                                           _____________________________________
                                           Louis J. Nicastro, Chairman

                                       Burton I. Koffman, as Nominee



                                       By: /s/
                                           _____________________________________
                                           Burton I. Koffman



                                       By: /s/
                                           _____________________________________
                                           Hugh A. Andrews

                                       EMPIRE HOTEL CORP.



                                       By: /s/
                                           _____________________________________

                                       WILLIAMS HOSPITALITY
                                         MANAGEMENT CORPORATION



                                       By: /s/
                                           _____________________________________
                                           Louis J. Nicastro, Chairman


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
Consented to By
Koffman Stockholders:                                    No. of Shares                          Certificate No.
                                                         -------------                          ---------------
PUBLIC LOAN COMPANY, INC.

By:      /s/                                                 27.5                                     6
         ______________________________________________
         Burton I. Koffman

         /s/                                                 10.0                                     6
         ______________________________________________
         Ruthanne Koffman

         /s/                                                 10.0                                     6
         ______________________________________________
         Milton A. Koffman


EMPIRE HOTEL CORP.




By:      /s/                                                 332.5                                    3
         ______________________________________________
         Burton I. Koffman, President








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